UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2014 (April 1, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The First Allied Contribution Agreement

On April 3, 2014, RCS Capital Corporation (the “Company”) entered into a contribution agreement (the “First Allied Contribution Agreement”) with RCAP Holdings, LLC (“RCAP Holdings”).

RCAP Holdings, which is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of the Company’s board of directors (the “Board”), and William M. Kahane, the chief executive officer of the Company and a member of the Board, holds, as of April 4, 2014, an aggregate of approximately 92.46% of the combined voting power in the Company through its ownership of 24,051,499 shares of the Company’s Class A Common Stock (“Class A Common Stock”) and the sole outstanding share of the Company’s Class B Common Stock (“Class B Common Stock”). Each share of Class A Common Stock is entitled to one vote, and the sole share of Class B Common Stock is entitled to 28,322,249 votes. As a result of its ownership of the sole outstanding share of Class B Common Stock, RCAP Holdings controls the Company, and is able to exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the Company is party to several agreements and subject to several arrangements with RCAP Holdings and certain of its affiliates.

Pursuant to the terms and subject to the conditions set forth in the First Allied Contribution Agreement, RCAP Holdings will contribute all the issued and outstanding shares of common stock of First Allied Holdings Inc. (“First Allied”) to the Company in return for the issuance of 11,264,929 shares of Class A Common Stock (the “First Allied Contribution”) at closing. The number of shares of Class A common stock was determined based on a valuation of $207,500,000 for First Allied divided by $18.42 per share, the volume-weighted average price of the Class A common stock on January 15, 2014, the day prior to the date of the Agreement and Plan of Merger among Cetera Financial Holdings, Inc., Lightyear Capital LLC, the Company and a newly formed wholly owned subsidiary of the Company.

Upon consummation of the First Allied Contribution, the Company, by virtue of its ownership of the equity of First Allied, will assume First Allied’s net liabilities for consolidated financial reporting purposes. Effective as of the closing of the First Allied Contribution, the Company will be assigned substantially all rights and assume substantially all obligations of RCAP Holdings under the Agreement and Plan of Merger dated as of June 5, 2013, among RCAP Holdings, First Allied and other parties thereto (the ‘‘Original First Allied Acquisition Agreement’’). The notes in the aggregate principal amount of $26,000,000 issued by RCAP Holdings pursuant to the Original First Allied Acquisition Agreement to finance a portion of the merger consideration and certain seller notes issued to shareholders of First Allied pursuant to the Original First Allied Acquisition Agreement will remain the obligations of RCAP Holdings and the Company will not be liable therefor.

Representations, Warranties and Covenants. Pursuant to the First Allied Contribution Agreement, RCAP Holdings has made certain customary representations and warranties with respect to facts, events or circumstances arising after September 25, 2013, the date of the completion of the Original First Allied Acquisition Agreement, and the Company also has made certain customary representations and warranties, in each case subject to certain limitations. The representations and warranties in the First Allied Contribution Agreement were made in part to allocate contractual risk between the parties and not as a means of establishing facts. Certain representations and warranties of RCAP Holdings and the Company are subject to materiality or ‘‘material adverse effect’’ qualifiers and/or qualified by information contained in schedules of exceptions. Stockholders of the Company are not third-party beneficiaries under the First Allied Contribution Agreement and should not rely on the representations, warranties, covenants or agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates or of RCAP Holdings or any of its affiliates.

Pursuant to the First Allied Contribution Agreement, RCAP Holdings and the Company have agreed to customary covenants and agreements. RCAP Holdings has undertaken certain covenants restricting its conduct of the business and operations of First Allied and its subsidiaries between the date of the First Allied Contribution Agreement and the closing of the First Allied Contribution (or, if applicable, the date that the First Allied Contribution Agreement is terminated). In general, RCAP Holdings has agreed that it will, among other things, conduct the business and operations of First Allied and its subsidiaries in the ordinary course. Each party has agreed to use its reasonably best efforts to, among other things, obtain all consents required to consummate the First Allied Contribution, including under certain indebtedness.

Indemnification. The representations and warranties contained in the First Allied Contribution Agreement will generally survive the closing of the First Allied Contribution for a period of one year. Subject to certain limitations, including, among other things, a cap of $15,500,000 and a deductible of $1,000,000 that applies to breaches of most of RCAP Holdings’ representations and warranties before the Company would be entitled to recover any losses, RCAP Holdings has agreed to indemnify the Company for breaches of RCAP Holdings’ representations, warranties, covenants and agreements. In addition, subject to certain limitations, including, among other things, a cap of $15,500,000 and a deductible of $1,000,000 that applies to breaches of most of the Company’s representations and warranties before RCAP Holdings would be entitled to recover any losses, the Company has agreed to indemnify RCAP Holdings for breaches of the Company’s representations, warranties, covenants and agreements and for the Company’s assumption of substantially all obligations of RCAP Holdings under the Original First Allied Acquisition Agreement.

Conditions to Close. The First Allied Contribution Agreement provides that the closing of the First Allied Contribution will take place on the third business day following the date on which the conditions to the closing have been satisfied or waived (other than conditions with respect to actions that RCAP Holdings and the Company will take at the closing itself), or on such other date as RCAP Holdings and the Company may mutually agree to in writing.

The completion of the First Allied Contribution is subject to various conditions, including, among other things, the receipt of certain requisite consents from third parties and all requisite governmental approvals and the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, to approve the issuance of the Class A Common Stock to RCAP Holdings. Each party’s obligation to consummate the First Allied Contribution also is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the First Allied Contribution Agreement.

Termination Rights. The First Allied Contribution Agreement includes certain termination rights for both parties, including that either party may terminate the agreement if certain conditions have not been satisfied or waived on or prior to December 31, 2014.

The foregoing description of the First Allied Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Allied Contribution Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the Pending Acquisitions will be consummated, the Company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the Company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the Company’s inability to complete any financings required to obtain funding for the cash consideration and other costs of the Company’s previously announced acquisitions, including the First Allied Contribution (collectively, the “Pending Acquisitions”); the Company’s inability to integrate the businesses acquired in the Pending Acquisitions with its existing businesses; market volatility; unexpected costs or unexpected liabilities that may arise from the Pending Acquisitions, whether or not consummated; the Company’s inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the Pending Acquisitions. Additional factors that may affect future results are contained in the Company’s filings with Securities and Exchange Commissions (the “SEC”), which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2014, the Company filed an amendment and restatement of its amended and restated certificate of incorporation (the “Amended and Restated Certificate”), with the Secretary of State of the State of Delaware (the “Secretary”), at which time the Amended and Restated Certificate became effective.

Due to a clerical error, the Amended and Restated Certificate was an inaccurate record of the corporate action referred to therein at the time it became effective in that it incorrectly stated that, upon the Amended and Restated Certificate becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the Company’s common stock, $.01 par value, issued and outstanding immediately prior to the Effective Time will be automatically reclassified as and converted, without further action on the part of the Company or any holder of such common stock, into 240,000 fully paid and non- assessable shares of Class B Common Stock.

On April 1, 2014, to correct the clerical error, the Company filed a corrected Amended and Restated Certificate (the “Corrected Certificate”) with the Secretary, at which time the Corrected Certificate became effective.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Corrected Certificate, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Contribution Agreement, dated as of April 3, 2014, between RCS Capital Corporation and RCAP Holdings, LLC.
3.1	Corrected Second Amended and Restated Certificate of Incorporation of RCS Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: April 7, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director